Exhibit 3.1

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES
OF ASSOCIATION OF
ZB, NATIONAL ASSOCIATION

Pursuant to 12 U.S.C. § 21a, ZB, National Association (the “Association”) hereby certifies as follows:
FIRST. The title of the Association is ZB, National Association.
SECOND. Article FIRST of the Amended and Restated Articles of the Association, dated December 31, 2015, as amended on January 1, 2016, (“A&R Articles”) is amended, such that the Article shall read as follows:
FIRST. The title of the Association is Zions Bancorporation, National                 Association.
THIRD. The A&R Articles of the Association are hereby amended and restated in their entirety, effective as of September 30, 2018, in the form attached hereto as Exhibit A, as adopted by the Board of Directors of the Association and approved by the sole shareholder of the Association in accordance with 12 U.S.C. § 21a.
[Signature Page Follows]

IN WITNESS WHEREOF, ZB, National Association has caused this certificate to be signed by Thomas E. Laursen, on the 19th day of September, 2018 .

/s/ Thomas E. Laursen
Name: Thomas E. Laursen

SECOND AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
September 30, 2018
1.The title of the Association shall be Zions Bancorporation, National Association (the “Association”).
2.    The main office of the Association shall be in Salt Lake City, County of Salt Lake, State of Utah, unless such location is changed in accordance with applicable law. The general business of the Association shall be conducted at its main office and its branches.
The Board of Directors shall have the power to change the location of the main office to any authorized branch within the limits of Salt Lake City, Utah without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the stock of such Association entitled to vote on such matter for a relocation outside such limits and upon receipt of a certificate of approval from the Office of the Comptroller of the Currency (the “OCC”), to any other location within or outside the limits of Salt Lake City, Utah, but not more than 30 miles beyond such limits. The Board of Directors shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without approval of shareholders.
3.    Authorized Shares. The aggregate number of shares of capital stock which the Association shall have authority to issue is 354,400,000, divided into two classes as follows:
(i)    350,000,000 shares of common stock, with a par value of $0.001 per share (“Common Stock”), which shares shall be entitled to one vote per share; and
(ii)    4,400,000 shares of preferred stock, without par value (“Preferred Stock”).
Except as granted by the board of directors of the Association (“Board of Directors”) in its discretion and approved by a vote of two-thirds of the Association’s outstanding voting shares, no holder of shares of any class of the Association shall have any preemptive or preferential right of subscription to any (i) shares of any class of the Association, whether now or hereafter authorized, (ii) obligations convertible into shares of the Association or (iii) any right of subscription to any shares of the Association or obligations convertible into shares of the Association.
The Board of Directors is expressly vested with the authority to (i) approve the issuance of shares of Common Stock and determine the timing, manner or terms of such issuance and (ii) approve the repurchase of any shares of Common Stock, determine the timing, manner or terms of any such repurchase or establish the methodology for determining any such timing, manner or terms, including by means of one or more share repurchase programs or plans, and determine whether any such repurchased shares shall be held by the Association as treasury shares or shall be retired and the consequences thereof.
The Board of Directors is expressly vested with the authority to determine, with respect to any class of Preferred Stock, the dividend rights (including rights as to cumulative, noncumulative or partially cumulative dividends) and preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any such class of Preferred Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares constituting such series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.
The Board of Directors is expressly vested with the authority to divide the above-described class of Preferred Stock into series and to fix and determine the variations in the relative rights and preferences of the shares of Preferred Stock of any series so established including, without limitation the following:
(i)    the rate of dividend;
(ii)    the price at and the terms and conditions on which shares may be redeemed;
(iii)    the amount payable upon shares in event of involuntary liquidation;
(iv)    the amount payable upon shares in event of voluntary liquidation;
(v)    sinking fund provisions for the redemption or purchase of shares;
(vi)    the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and
(vii)    such other variations in the relative rights and preferences of such shares which at the time of the establishment of such series are not prohibited by law.
The Board of Directors is expressly vested with the authority to approve the repurchase or redemptions of shares of any class or series of Preferred Stock, and determine the timing, manner or terms of any such repurchase or redemption or establish the methodology for determining any such timing, manner or terms, including by means of one or more share repurchase programs or plans, and determine whether any such shares shall be held by the Association as treasury shares or shall be retired and the consequences thereof.
The Association, at any time and from time to time, may issue debt obligations, whether or not subordinated, without approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.
4.    Preferred Stock.
(a)    Definitions. As used in this Article FOURTH:
“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Association as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
“Business Day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah or New York City generally are authorized or required by law or executive order to close.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means (i) with respect to Series A Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, (ii) with respect to Series C Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association, (iii) with respect to Series F Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series F Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association, (iv) with respect to Series G Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series G Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association, (v) with respect to Series H Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series H Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association, (vi) with respect to Series I Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series I Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association, and (vii) with respect to Series J Preferred Stock, the Association’s common stock and any other class or series of stock of the Association hereafter authorized and issued over which Series J Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association.
“London Business Day” means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.
“Nonpayment” shall have the meaning set forth in Section (i)(B)9) hereof.
“Parity Stock” (i) with respect to Series A Preferred Stock, means Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Association that ranks on par with Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, (ii) with respect to Series C Preferred Stock, means Series A Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Association that ranks on par with Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, (iii) with respect to Series F Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Association that ranks on par with Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, (iv) with respect to Series G Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Association that ranks on par with Series G Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, (v) with respect to Series H Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Association that ranks on par with Series H Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, (vi) with respect to Series I Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Association that ranks on par with Series I Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association, and (vii) with respect to Series J Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other class or series of stock of the Association that ranks on par with Series J Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association.
“Preferred Directors” shall have the meaning set forth in Section (i)(B)9) hereof.
“Representative Amount” means, with respect to the determination of Three-Month LIBOR, an amount that, in the Series A Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
“Series A Calculation Agent” means Zions Bancorporation, National Association or such other bank as may be acting as calculation agent for the Association with respect to Series A Preferred Stock.
“Series A Depositary Company” shall have the meaning set forth in Section (b)(iv)(D) hereof.
“Series A Determination Date” means, with respect to any Series A Dividend Period, the second London Business Day immediately preceding the first day of such Series A Dividend Period.
“Series A Dividend Payment Date” shall have the meaning set forth in Section (b)(iii)(A) hereof.
“Series A Dividend Period” shall have the meaning set forth in Section (b)(iii)(A) hereof.
“Series A Preferred Stock” shall have the meaning set forth in Section (b)(i) hereof.
“Series C Depositary Company” shall have the meaning set forth in Section (c)(iv)(D) hereof.
“Series C Dividend Payment Date” shall have the meaning set forth in Section (c)(iii)(A) hereof.
“Series C Dividend Period” shall have the meaning set forth in Section (c)(iii)(A) hereof.
“Series C Preferred Stock” shall have the meaning set forth in Section (c)(i) hereof.
“Series F Depositary Company” shall have the meaning set forth in Section (d)(iv)(D) hereof.
“Series F Dividend Payment Date” shall have the meaning set forth in Section (d)(iii)(A) hereof.
“Series F Dividend Period” shall have the meaning set forth in Section (d)(iii)(A) hereof.
“Series F Preferred Stock” shall have the meaning set forth in Section (d)(i) hereof.
“Series F Redemption Date” shall have the meaning set forth in Section (d)(iv)(A) hereof.
“Series F Regulatory Capital Treatment Event” means the good faith determination by the Association that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series F Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series F Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series F Preferred Stock, there is more than an insubstantial risk that the Association will not be entitled to treat the full liquidation value of the shares of the Series F Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of 12 CFR 3 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series F Preferred Stock is outstanding.
“Series G Calculation Agent” means Zions Bancorporation, National Association or such other bank as may be acting as calculation agent for the Association with respect to Series G Preferred Stock.
“Series G Depositary Company” shall have the meaning set forth in Section (e)(iv)(D) hereof.
“Series G Determination Date” means, with respect to any Series G Dividend Period, the second London Business Day immediately preceding the first day of such Series G Dividend Period.
“Series G Dividend Payment Date” shall have the meaning set forth in Section (e)(iii)(A) hereof.
“Series G Dividend Period” shall have the meaning set forth in Section (e)(iii)(A) hereof.
“Series G Fixed Rate Period” shall have the meaning set forth in Section (e)(iii)(A) hereof.
“Series G Floating Rate Period” shall have the meaning set forth in Section (e)(iii)(A) hereof.
“Series G Preferred Stock” shall have the meaning set forth in Section (e)(i) hereof.
“Series G Redemption Date” shall have the meaning set forth in Section (e)(iv)(A) hereof.
“Series G Regulatory Capital Treatment Event” means the good faith determination by the Association that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series G Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series G Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series G Preferred Stock, there is more than an insubstantial risk that the Association will not be entitled to treat the full liquidation value of the shares of the Series G Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of 12 CFR 3 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series G Preferred Stock is outstanding.
“Series H Depositary Company” shall have the meaning set forth in Section (f)(iv)(D) hereof.
“Series H Dividend Payment Date” shall have the meaning set forth in Section (f)(iii)(A) hereof.
“Series H Dividend Period” shall have the meaning set forth in Section (f)(iii)(A) hereof.
“Series H Preferred Stock” shall have the meaning set forth in Section (f)(i) hereof.
“Series H Redemption Date” shall have the meaning set forth in Section (f)(iv)(A) hereof.
“Series H Regulatory Capital Treatment Event” means the good faith determination by the Association that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series H Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series H Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series H Preferred Stock, there is more than an insubstantial risk that the Association will not be entitled to treat the full liquidation value of the shares of the Series H Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of 12 CFR 3 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series H Preferred Stock is outstanding.
“Series I Calculation Agent” means Zions Bancorporation, National Association or such other bank as may be acting as calculation agent for the Association with respect to Series I Preferred Stock.
“Series I Depositary Company” shall have the meaning set forth in Section (g)(iv)(D) hereof.
“Series I Determination Date” means, with respect to any Series I Dividend Period, the second London Business Day immediately preceding the first day of such Series I Dividend Period.
“Series I Dividend Payment Date” shall have the meaning set forth in Section (g)(iii)(A) hereof.
“Series I Dividend Period” shall have the meaning set forth in Section (g)(iii)(A) hereof.
“Series I Fixed Rate Period” shall have the meaning set forth in Section (g)(iii)(A) hereof.
“Series I Floating Rate Period” shall have the meaning set forth in Section (g)(iii)(A) hereof.
“Series I Preferred Stock” shall have the meaning set forth in Section (g)(i) hereof.
“Series I Redemption Date” shall have the meaning set forth in Section (g)(iv)(A) hereof.
“Series I Regulatory Capital Treatment Event” means the good faith determination by the Association that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series I Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series I Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series I Preferred Stock, there is more than an insubstantial risk that the Association will not be entitled to treat the full liquidation value of the shares of the Series I Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of 12 CFR 3 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series I Preferred Stock is outstanding.
“Series J Calculation Agent” means Zions Bancorporation, National Association or such other bank as may be acting as calculation agent for the Association with respect to Series J Preferred Stock.
“Series J Depositary Company” shall have the meaning set forth in Section (h)(iv)(D) hereof.
“Series J Determination Date” means, with respect to any Series J Dividend Period, the second London Business Day immediately preceding the first day of such Series J Dividend Period.
“Series J Dividend Payment Date” shall have the meaning set forth in Section (h)(iii)(A) hereof.
“Series J Dividend Period” shall have the meaning set forth in Section (h)(iii)(A) hereof.
“Series J Fixed Rate Period” shall have the meaning set forth in Section (h)(iii)(A) hereof.
“Series J Floating Rate Period” shall have the meaning set forth in Section (h)(iii)(A) hereof.
“Series J Preferred Stock” shall have the meaning set forth in Section (h)(i) hereof.
“Series J Redemption Date” shall have the meaning set forth in Section (h)(iv)(A) hereof.
“Series J Regulatory Capital Treatment Event” means the good faith determination by the Association that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series J Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock, there is more than an insubstantial risk that the Association will not be entitled to treat the full liquidation value of the shares of the Series J Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of 12 CFR 3 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series J Preferred Stock is outstanding.
“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Three-Month LIBOR” means:
(i)    with respect to any Series A Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series A Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the Series A Determination Date. If such rate does not appear on Telerate Page 3750 or if Telerate Page 3750 is not available on the Series A Determination Date, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of such Series A Dividend Period and in a Representative Amount are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Series A Calculation Agent, at approximately 11:00 a.m., London time, on the Series A Determination Date. The Series A Calculation Agent will request the principal London office of each of such banks to provide a quotation of such rate (expressed as a percentage per annum). If at least two such quotations are provided, Three-Month LIBOR with respect to such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two such quotations are provided, Three-Month LIBOR with respect to such Series A Dividend Period will be determined on the basis of the rates quoted by three major banks in New York City selected by the Series A Calculation Agent, at approximately 11:00 a.m., New York City time, on the Series A Determination Date for loans in U.S. dollars in a Representative Amount to leading European banks for a three-month period commencing on the first day of such Series A Dividend Period. If at least two such quotations are provided, Three-Month LIBOR with respect to such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two such quotations are provided, Three-Month LIBOR for such Series A Dividend Period will be the same as Three-Month LIBOR as determined for the immediately previous Series A Dividend Period, or in the case of the first Series A Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series A Preferred Stock been outstanding. The Series A Calculation Agent’s determination of Three-Month LIBOR and calculation of the amount of dividends for each Series A Dividend Period will be on file at the principal offices of the Association, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error;
(ii)    with respect to any Series G Dividend Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Series G Determination Date. If no such rate appears on Reuters screen page “LIBOR01” on the Series G Determination Date at approximately 11:00 a.m., London time, then the Series G Calculation Agent, after consultation with the Association, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If fewer than two quotations are provided, the Series G Calculation Agent, after consultation with the Association, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series G Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series G Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. If fewer than three quotations are provided, Three-Month LIBOR for the next Series G Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Series G Dividend Period. Absent manifest error, the Series G Calculation Agent’s determination of Three-Month LIBOR for a Series G Dividend Period will be binding and conclusive, and the Series G Calculation Agent will notify the Association of each determination of Three-Month LIBOR and will make the dividend rate for a Series G Dividend Period available to any stockholder upon request;
(iii)    with respect to any Series I Dividend Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Series I Determination Date. If no such rate appears on Reuters screen page “LIBOR01” on the Series I Determination Date at approximately 11:00 a.m., London time, then the Series I Calculation Agent, after consultation with the Association, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If fewer than two quotations are provided, the Series I Calculation Agent, after consultation with the Association, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series I Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series I Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. If fewer than three quotations are provided, Three-Month LIBOR for the next Series I Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Series I Dividend Period. Absent manifest error, the Series I Calculation Agent’s determination of Three-Month LIBOR for a Series I Dividend Period will be binding and conclusive, and the Series I Calculation Agent will notify the Association of each determination of Three-Month LIBOR and will make the dividend rate for a Series I Dividend Period available to any stockholder upon request; and
(iv)    with respect to any Series J Dividend Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Series J Determination Date. If no such rate appears on Reuters screen page “LIBOR01” on the Series J Determination Date at approximately 11:00 a.m., London time, then the Series J Calculation Agent, after consultation with the Association, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If fewer than two quotations are provided, the Series J Calculation Agent, after consultation with the Association, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series J Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series J Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. If fewer than three quotations are provided, Three-Month LIBOR for the next Series J Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Series J Dividend Period. Absent manifest error, the Series J Calculation Agent’s determination of Three-Month LIBOR for a Series J Dividend Period will be binding and conclusive, and the Series J Calculation Agent will notify the Association of each determination of Three-Month LIBOR and will make the dividend rate for a Series J Dividend Period available to any stockholder upon request.
“Voting Parity Stock” (i) with respect to Series A Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series A Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9) (ii) with respect to Series C Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series C Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9), (iii) with respect to Series F Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series F Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9), (iv) with respect to Series G Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series G Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9), (v) with respect to Series H Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series H Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9), (vi) with respect to Series I Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series I Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9) and (vii) with respect to Series J Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series J Preferred Stock as to payment of dividends and has voting rights similar to those described in Section (i)(B)9).
(b)    Series A Preferred Stock.
(i)    Designation of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock, in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 140,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act and its implementing regulations (as amended, the “National Bank Act”) stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series A Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series A Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing March 15, 2007; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series A Dividend Payment Date”). The period from and including any Series A Dividend Payment Date to but excluding the next Series A Dividend Payment Date is a “Series A Dividend Period”; provided, however, that the first Series A Dividend Period shall be the period from and including the date of original issuance of Series A Preferred Stock to but excluding the next Series A Dividend Payment Date; provided, further, that if additional shares of Series A Preferred Stock are issued subsequently, the first Series A Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series A Dividend Payment Date, the period from and including such Series A Dividend Payment Date to but excluding the next Series A Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series A Dividend Payment Date, the period from and including the most recent Series A Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series A Dividend Payment Date. Dividends on each share of Series A Preferred Stock will be payable, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on the liquidation preference of $1,000 per share at a rate per annum equal to the greater of (A) Three-Month LIBOR plus 0.520% or (B) 4.000%. The record date for payment of dividends on Series A Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series A Dividend Payment Date. The amount of dividends payable per share of Series A Preferred Stock on each Series A Dividend Payment Date shall be calculated by multiplying (A) the per annum rate described above in effect for the related Series A Dividend Period by (B) a fraction, the numerator of which shall be the actual number of days in such Series A Dividend Period and the denominator of which shall be 360, and by (C) $1,000. No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Series A Dividend Payment Date are not declared and paid, in full or otherwise, on such Series A Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series A Dividend Period, whether or not dividends on Series A Preferred Stock are declared for any future Series A Dividend Period.
(C)    Priority of Dividends. During any Series A Dividend Period, so long as any share of Series A Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (b)(iii)(A) for each share of Series A Preferred Stock as of the Series A Dividend Payment Date for the then-current Series A Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series A Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series A Preferred Stock and such Parity Stock, except by conversion into or exchange for Junior Stock. On any Series A Dividend Payment Date for which dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock for payment on such Series A Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series A Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series A Preferred Stock shall not be redeemable by the Association prior to December 15, 2011. On and after such date, the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding upon notice given as provided in Section (b)(iv)(B) below. The redemption price for shares of Series A Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the redemption date. Holders of Series A Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series A Preferred Stock.
(B)    Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail to the holders of record of Series A Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series A Preferred Stock or Series A Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (b)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series A Preferred Stock in proportion to the number of Series A Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (b)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holder of any shares of Series A Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series A Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series A Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series A Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(c)    Series C Preferred Stock.
(i)    Designation of 9.50% Series C Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “9.50% Series C Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock. Series C Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series C Preferred Stock shall be 1,400,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series C Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series C Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series C Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing September 15, 2008; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series C Dividend Payment Date”). The period from and including any Series C Dividend Payment Date to but excluding the next Series C Dividend Payment Date is a “Series C Dividend Period”; provided, however, that the first Series C Dividend Period shall be the period from and including the date of original issuance of Series C Preferred Stock to but excluding the next Series C Dividend Payment Date; provided, further, that if additional shares of Series C Preferred Stock are issued subsequently, the first Series C Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series C Dividend Payment Date, the period from and including such Series C Dividend Payment Date to but excluding the next Series C Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series C Dividend Payment Date, the period from and including the most recent Series C Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series C Dividend Payment Date.
Dividends on each share of Series C Preferred Stock will be payable, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on the liquidation preference of $1,000 per share at a rate per annum equal to 9.50%.
The record date for payment of dividends on Series C Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series C Dividend Payment Date. The amount of dividends payable per share of Series C Preferred Stock on each Series C Dividend Payment Date shall be calculated by multiplying (A) the per annum rate described above in effect for the related Series C Dividend Period by (B) a fraction, the numerator of which shall be the actual number of days in such Series C Dividend Period and the denominator of which shall be 360, and by (C) $1,000. No interest will be payable in respect of any dividend payment on shares of Series C Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series C Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series C Preferred Stock on any Series C Dividend Payment Date are not declared and paid, in full or otherwise, on such Series C Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series C Dividend Period, whether or not dividends on Series C Preferred Stock are declared for any future Series C Dividend Period.
(C)    Priority of Dividends. During any Series C Dividend Period (other than the first Series C Dividend Period), so long as any share of Series C Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (c)(iii)(A) for each share of Series C Preferred Stock as of the Series C Dividend Payment Date for the then-current Series C Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series C Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series C Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series C Dividend Payment Date for which dividends are not paid in full upon the shares of Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of Series C Preferred Stock and any Parity Stock for payment on such Series C Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series C Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series C Preferred Stock shall not be redeemable by the Association prior to September 15, 2013. On and after such date, the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series C Preferred Stock at the time outstanding upon notice given as provided in Section (c)(iv)(B) below. The redemption price for shares of Series C Preferred Stock shall be $1,000 per share and an amount equal to the dividend for the then-current quarterly dividend period (whether or not declared but without accumulation of any undeclared dividends for prior periods) accrued to but excluding the date of redemption. Holders of Series C Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series C Preferred Stock.
(B)    Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be mailed by first class mail to the holders of record of Series C Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series C Preferred Stock or Series C Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (c)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates for such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series C Preferred Stock in proportion to the number of Series C Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (c)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series C Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holder of any shares of Series C Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series C Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series C Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series C Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(d)    Series F Preferred Stock.
(i)    Designation of Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series F Preferred Stock”). Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. Series F Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series F Preferred Stock shall be 250,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series F Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series F Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series F Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing June 15, 2012; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series F Dividend Payment Date”). The period from and including any Series F Dividend Payment Date to but excluding the next Series F Dividend Payment Date is a “Series F Dividend Period”; provided, however, that the first Series F Dividend Period shall be the period from and including the date of original issuance of Series F Preferred Stock to but excluding the next Series F Dividend Payment Date; provided, further, that if additional shares of Series F Preferred Stock are issued subsequently, the first Series F Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series F Dividend Payment Date, the period from and including such Series F Dividend Payment Date to but excluding the next Series F Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series F Dividend Payment Date, the period from and including the most recent Series F Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series F Dividend Payment Date.
Dividends on each share of Series F Preferred Stock will be payable, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on the liquidation preference of $1,000 per share at a rate per annum equal to 7.90%.
The record date for payment of dividends on Series F Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series F Dividend Payment Date. The amount of dividends payable per share of Series F Preferred Stock on each Series F Dividend Payment Date shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series F Preferred Stock on each Series F Dividend Payment Date for each full dividend period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series F Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series F Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series F Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series F Preferred Stock on any Series F Dividend Payment Date are not declared and paid, in full or otherwise, on such Series F Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series F Dividend Period, whether or not dividends on Series F Preferred Stock are declared for any future Series F Dividend Period.
(C)    Priority of Dividends. During any Series F Dividend Period (other than the first Series F Dividend Period), so long as any share of Series F Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (d)(iii)(A) for each share of Series F Preferred Stock as of the Series F Dividend Payment Date for the then-current Series F Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series F Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series F Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series F Dividend Payment Date for which dividends are not paid in full upon the shares of Series F Preferred Stock and any Parity Stock, all dividends declared upon shares of Series F Preferred Stock and any Parity Stock for payment on such Series F Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series F Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series F Preferred Stock shall not be redeemable by the Association prior to June 15, 2017. On such date and every day thereafter (hereinafter referred to as a “Series F Redemption Date”), the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series F Preferred Stock at the time outstanding upon notice given as provided in Section (d)(iv)(B) below. The redemption price for shares of Series F Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series F Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series F Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series F Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series F Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series F Regulatory Capital Treatment Event, the Association, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series F Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section (d)(iv)(B) below.
(B)    Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be mailed by first class mail to the holders of record of Series F Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series F Preferred Stock or Series F Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (d)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares of Series F Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series F Preferred Stock in proportion to the number of Series F Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (d)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series F Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series F Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series F Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series F Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(e)    Series G Preferred Stock.
(i)    Designation of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series G Preferred Stock”). Each share of Series G Preferred Stock shall be identical in all respects to every other share of Series G Preferred Stock. Series G Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series G Preferred Stock shall be 200,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series G Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series G Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series G Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing June 15, 2013; provided, however, if any such day is not a Business Day during the Series G Fixed Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) and, if during the Series G Floating Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid; however, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series G Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day (each such day on which dividends are payable, a “Series G Dividend Payment Date”). The period from and including any Series G Dividend Payment Date to but excluding the next Series G Dividend Payment Date is a “Series G Dividend Period”; provided, however, that the first Series G Dividend Period shall be the period from and including the date of original issuance of Series G Preferred Stock to but excluding the next Series G Dividend Payment Date; provided, further, that if additional shares of Series G Preferred Stock are issued subsequently, the first Series G Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series G Dividend Payment Date, the period from and including such Series G Dividend Payment Date to but excluding the next Series G Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series G Dividend Payment Date, the period from and including the most recent Series G Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series G Dividend Payment Date.
For each Series G Dividend Period commencing with the initial Series G Dividend Period up to and including the Series G Dividend Period ending on March 14, 2023 (the “Series G Fixed Rate Period”) the dividend rate will be a rate per annum equal to 6.30%. For all Series G Dividend Periods thereafter (the “Series G Floating Rate Period”), the dividend rate will be an annual floating rate equal to Three-Month LIBOR plus 4.24%.
The record date for payment of dividends on Series G Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series G Dividend Payment Date. The amount of dividends payable per share of Series G Preferred Stock on each Series G Dividend Payment Date for the Series G Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series G Preferred Stock on each Series G Dividend Payment Date for the Series G Floating Rate Period shall be calculated on the basis of a 360-day year of the actual number of days in such Series G Dividend Period. The amount of dividends payable per share of Series G Preferred Stock on each Series G Dividend Payment Date for each full dividend period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series G Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series G Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series G Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series G Preferred Stock on any Series G Dividend Payment Date are not declared and paid, in full or otherwise, on such Series G Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series G Dividend Period, whether or not dividends on Series G Preferred Stock are declared for any future Series G Dividend Period.
(C)    Priority of Dividends. During any Series G Dividend Period (other than the first Series G Dividend Period), so long as any share of Series G Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (e)(iii)(A) for each share of Series G Preferred Stock as of the Series G Dividend Payment Date for the then-current Series G Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series G Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series G Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series G Dividend Payment Date for which dividends are not paid in full upon the shares of Series G Preferred Stock and any Parity Stock, all dividends declared upon shares of Series G Preferred Stock and any Parity Stock for payment on such Series G Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series G Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series G Preferred Stock shall not be redeemable by the Association prior to March 15, 2023. On such date and every day thereafter (hereinafter referred to as a “Series G Redemption Date”), the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series G Preferred Stock at the time outstanding upon notice given as provided in Section (e)(iv)(B) below. The redemption price for shares of Series G Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series G Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series G Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series G Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series G Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series G Regulatory Capital Treatment Event, the Association, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series G Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section (e)(iv)(B) below.
(B)    Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be mailed by first class mail to the holders of record of Series G Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series G Preferred Stock or Series G Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (e)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series G Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares of Series G Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series G Preferred Stock in proportion to the number of Series G Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (e)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series G Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series G Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holders of any shares of Series G Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series G Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series G Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series G Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(f)    Series H Preferred Stock.
(i)    Designation of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series H Preferred Stock”). Each share of Series H Preferred Stock shall be identical in all respects to every other share of Series H Preferred Stock. Series H Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series H Preferred Stock shall be 126,222. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series H Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series H Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series H Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing June 15, 2013; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series H Dividend Payment Date”). The period from and including any Series H Dividend Payment Date to but excluding the next Series H Dividend Payment Date is a “Series H Dividend Period”; provided, however, that the first Series H Dividend Period shall be the period from and including the date of original issuance of Series H Preferred Stock to but excluding the next Series H Dividend Payment Date; provided, further, that if additional shares of Series H Preferred Stock are issued subsequently, the first Series H Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series H Dividend Payment Date, the period from and including such Series H Dividend Payment Date to but excluding the next Series H Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series H Dividend Payment Date, the period from and including the most recent Series H Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series H Dividend Payment Date.
Dividends on each share of Series H Preferred Stock will be payable, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on the liquidation preference of $1,000 per share at a rate per annum equal to 5.75%.
The record date for payment of dividends on Series H Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series H Dividend Payment Date. The amount of dividends payable per share of Series H Preferred Stock on each Series H Dividend Payment Date shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series H Preferred Stock on each Series H Dividend Payment Date for each full dividend period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series H Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series H Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series H Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series H Preferred Stock on any Series H Dividend Payment Date are not declared and paid, in full or otherwise, on such Series H Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series H Dividend Period, whether or not dividends on Series H Preferred Stock are declared for any future Series H Dividend Period.
(C)    Priority of Dividends. During any Series H Dividend Period (other than the first Series H Dividend Period), so long as any share of Series H Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (f)(iii)(A) for each share of Series H Preferred Stock as of the Series H Dividend Payment Date for the then-current Series H Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series H Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series H Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series H Dividend Payment Date for which dividends are not paid in full upon the shares of Series H Preferred Stock and any Parity Stock, all dividends declared upon shares of Series H Preferred Stock and any Parity Stock for payment on such Series H Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series H Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series H Preferred Stock shall not be redeemable by the Association prior to June 15, 2019. On such date and every day thereafter (hereinafter referred to as a “Series H Redemption Date”), the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series H Preferred Stock at the time outstanding upon notice given as provided in Section (f)(iv)(B) below. The redemption price for shares of Series H Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series H Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series H Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series H Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series H Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series H Regulatory Capital Treatment Event, the Association, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series H Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section (f)(iv)(B) below.
(B)    Notice of Redemption. Notice of every redemption of shares of Series H Preferred Stock shall be mailed by first class mail to the holders of record of Series H Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series H Preferred Stock or Series H Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (f)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series H Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series H Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series H Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series H Preferred Stock at the time outstanding, the shares of Series H Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series H Preferred Stock in proportion to the number of Series H Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (f)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series H Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series H Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holders of any shares of Series H Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series H Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series H Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series H Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(g)    Series I Preferred Stock.
(i)    Designation of Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series I Preferred Stock”). Each share of Series I Preferred Stock shall be identical in all respects to every other share of Series I Preferred Stock. Series I Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series I Preferred Stock shall be 300,893. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series I Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series I Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series I Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series I Preferred Stock, and no more, payable (i) semi-annually in arrears on the 15th day of June and December of each year commencing December 15, 2013 and ending on June 15, 2023, and (ii) quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2023; provided, however, if any such day is not a Business Day during the Series I Fixed Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) and, if during the Series I Floating Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid; however, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series I Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding Business Day (each such day on which dividends are payable, a “Series I Dividend Payment Date”). The period from and including any Series I Dividend Payment Date to but excluding the next Series I Dividend Payment Date is a “Series I Dividend Period”; provided, however, that the first Series I Dividend Period shall be the period from and including the date of original issuance of Series I Preferred Stock to but excluding the next Series I Dividend Payment Date; provided, further, that if additional shares of Series I Preferred Stock are issued subsequently, the first Series I Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series I Dividend Payment Date, the period from and including such Series I Dividend Payment Date to but excluding the next Series I Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series I Dividend Payment Date, the period from and including the most recent Series I Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series I Dividend Payment Date.
For each Series I Dividend Period commencing with the initial Series I Dividend Period up to and including the Series I Dividend Period ending on June 14, 2023 (the “Series I Fixed Rate Period”) the dividend rate will be a rate per annum equal to 5.80%. For all Series I Dividend Periods thereafter (the “Series I Floating Rate Period”), the dividend rate will be an annual floating rate equal to Three-Month LIBOR plus 3.80%.
The record date for payment of dividends on Series I Preferred Stock shall be (i) during the Series I Fixed Rate Period, the June 1 and December 1 immediately preceding the respective Series I Dividend Payment Date, and (ii) during the Series I Floating Rate Period, the March 1, June 1, September 1 and December 1 immediately preceding the respective Series I Dividend Payment Date. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date for the Series I Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date for the Series I Floating Rate Period shall be calculated on the basis of a 360-day year of the actual number of days in such Series I Dividend Period. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date during the Series I Fixed Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series I Dividend Period by 1/2, and multiplying the rate obtained by $1,000. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date during the Series I Floating Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series I Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series I Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series I Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series I Preferred Stock on any Series I Dividend Payment Date are not declared and paid, in full or otherwise, on such Series I Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series I Dividend Period, whether or not dividends on Series I Preferred Stock are declared for any future Series I Dividend Period.
(C)    Priority of Dividends. During any Series I Dividend Period (other than the first Series I Dividend Period), so long as any share of Series I Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (g)(iii)(A) for each share of Series I Preferred Stock as of the Series I Dividend Payment Date for the then-current Series I Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series I Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series I Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series I Dividend Payment Date for which dividends are not paid in full upon the shares of Series I Preferred Stock and any Parity Stock, all dividends declared upon shares of Series I Preferred Stock and any Parity Stock for payment on such Series I Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series I Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series I Preferred Stock shall not be redeemable by the Association prior to June 15, 2023. On such date and every day thereafter (hereinafter referred to as a “Series I Redemption Date”), the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series I Preferred Stock at the time outstanding upon notice given as provided in Section (g)(iv)(B) below. The redemption price for shares of Series I Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series I Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series I Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series I Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series I Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series I Regulatory Capital Treatment Event, the Association, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series I Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section (g)(iv)(B) below.
(B)    Notice of Redemption. Notice of every redemption of shares of Series I Preferred Stock shall be mailed by first class mail to the holders of record of Series I Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series I Preferred Stock or Series I Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (g)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series I Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series I Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares of Series I Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series I Preferred Stock in proportion to the number of Series I Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (g)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series I Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series I Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holders of any shares of Series I Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series I Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series I Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series I Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(h)    Series J Preferred Stock.
(i)    Designation of Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series J Preferred Stock”). Each share of Series J Preferred Stock shall be identical in all respects to every other share of Series J Preferred Stock. Series J Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(ii)    Number of Shares. The number of authorized shares of Series J Preferred Stock shall be 195,152. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series J Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Association or any duly authorized committee of the Board of Directors of the Association and by the filing of Articles of Amendment pursuant to the provisions of the National Bank Act stating that such increase or reduction, as the case may be, has been so authorized. The Association shall have the authority to issue fractional shares of Series J Preferred Stock.
(iii)    Dividends.
(A)    Rate. Holders of Series J Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available for the payment of dividends under the laws of the United States, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series J Preferred Stock, and no more, payable (i) semi-annually in arrears on the 15th day of March and September of each year commencing March 15, 2014 and ending on September 15, 2023, and (ii) quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on December 15, 2023; provided, however, if any such day is not a Business Day during the Series J Fixed Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) and, if during the Series J Floating Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid; however, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series J Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day (each such day on which dividends are payable, a “Series J Dividend Payment Date”). The period from and including any Series J Dividend Payment Date to but excluding the next Series J Dividend Payment Date is a “Series J Dividend Period”; provided, however, that the first Series J Dividend Period shall be the period from and including the date of original issuance of Series J Preferred Stock to but excluding the next Series J Dividend Payment Date; provided, further, that if additional shares of Series J Preferred Stock are issued subsequently, the first Series J Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series J Dividend Payment Date, the period from and including such Series J Dividend Payment Date to but excluding the next Series J Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series J Dividend Payment Date, the period from and including the most recent Series J Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series J Dividend Payment Date.
For each Series J Dividend Period commencing with the initial Series J Dividend Period up to and including the Series J Dividend Period ending on September 14, 2023 (the “Series J Fixed Rate Period”) the dividend rate will be a rate per annum equal to 7.20%. For all Series J Dividend Periods thereafter (the “Series J Floating Rate Period”), the dividend rate will be an annual floating rate equal to Three-Month LIBOR plus 4.44%.
The record date for payment of dividends on Series J Preferred Stock shall be (i) during the Series J Fixed Rate Period, the March 1 and September 1 immediately preceding the respective Series J Dividend Payment Date, and (ii) during the Series J Floating Rate Period, the March 1, June 1, September 1 and December 1 immediately preceding the respective Series J Dividend Payment Date. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date for the Series J Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date for the Series J Floating Rate Period shall be calculated on the basis of a 360-day year of the actual number of days in such Series J Dividend Period. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date during the Series J Fixed Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series J Dividend Period by 1/2, and multiplying the rate obtained by $1,000. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date during the Series J Floating Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series J Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series J Preferred Stock that may be in arrears.
(B)    Non-Cumulative Dividends. Dividends on shares of Series J Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series J Preferred Stock on any Series J Dividend Payment Date are not declared and paid, in full or otherwise, on such Series J Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Association shall have no obligation to pay dividends for such Series J Dividend Period, whether or not dividends on Series J Preferred Stock are declared for any future Series J Dividend Period.
(C)    Priority of Dividends. During any Series J Dividend Period (other than the first Series J Dividend Period), so long as any share of Series J Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section (h)(iii)(A) for each share of Series J Preferred Stock as of the Series J Dividend Payment Date for the then-current Series J Dividend Period have been paid, or declared and funds set aside therefor, and the Association is not in default on its obligations to redeem any shares of Series J Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Association, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Association otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series J Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series J Dividend Payment Date for which dividends are not paid in full upon the shares of Series J Preferred Stock and any Parity Stock, all dividends declared upon shares of Series J Preferred Stock and any Parity Stock for payment on such Series J Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series J Preferred Stock shall not be entitled to participate in any such dividend.
(iv)    Redemption.
(A)    Optional Redemption. Series J Preferred Stock shall not be redeemable by the Association prior to September 15, 2023. On such date and every day thereafter (hereinafter referred to as a “Series J Redemption Date”), the Association, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem in whole or in part the shares of Series J Preferred Stock at the time outstanding upon notice given as provided in Section (h)(iv)(B) below. The redemption price for shares of Series J Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series J Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series J Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series J Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series J Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series J Regulatory Capital Treatment Event, the Association, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series J Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section (h)(iv)(B) below.
(B)    Notice of Redemption. Notice of every redemption of shares of Series J Preferred Stock shall be mailed by first class mail to the holders of record of Series J Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Association. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series J Preferred Stock or Series J Preferred Stock are held in book-entry form through the DTC, the Association may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section (h)(iv)(B) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series J Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series J Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(C)    Partial Redemption. In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares of Series J Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series J Preferred Stock in proportion to the number of Series J Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section (h)(iv), the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series J Preferred Stock shall be redeemed from time to time.
(D)    Effectiveness of Redemption. If notice of redemption of any shares of Series J Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Association for the benefit of the holders of any shares of Series J Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Association with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Series J Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series J Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Association shall be entitled to receive, from time to time, from the Series J Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Association, and in the event of such repayment to the Association, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.
(i)    General Terms of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock.
(A)    Liquidation Rights.
1.    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association, holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be entitled to receive out of assets of the Association available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of the holders of any class or series of securities ranking senior to Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be, before any distribution of assets of the Association is made to the holders of Junior Stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series A Preferred Stock, the holders of Series C Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock, the holders of Series I Preferred Stock and the holders of Series J Preferred Stock shall not be entitled to any other amounts from the Association after such holders have received their full liquidating distribution.
2.    Partial Payment. If the assets of the Association are not sufficient to pay in full the liquidation preference plus any declared and unpaid dividends to the date of liquidation to all holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any Parity Stock, the amounts paid to the holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and all Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidation preferences plus any declared and unpaid dividends of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and all such Parity Stock to the date of liquidation.
3.    Residual Distributions. If the liquidation preference plus any declared and unpaid dividends to the date of liquidation has been paid in full to all holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Association according to their respective rights and preferences.
4.    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section (i)(A), the merger or consolidation of the Association with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be, receive cash, securities or property for their shares, or the sale, lease or exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Association for cash, securities or other property shall not constitute a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Association.
(B)    Voting Rights. The holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and as provided in this Section (i)(B). Each holder of Series A Preferred Stock, each holder of Series C Preferred Stock, each holder of Series F Preferred Stock, each holder of Series G Preferred Stock, each holder of Series H Preferred Stock, each holder of Series I Preferred Stock and each holder of Series J Preferred Stock will have one vote per share on any matter in which holders of such shares are entitled to vote, including when acting by written consent.
The voting rights of the holders of Series A Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (b)(iv)(D).
The voting rights of the holders of Series C Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (c)(iv)(D).
The voting rights of the holders of Series F Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (d)(iv)(D).
The voting rights of the holders of Series G Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (e)(iv)(D).
The voting rights of the holders of Series H Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (f)(iv)(D).
The voting rights of the holders of Series I Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series I Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (g)(iv)(D).
The voting rights of the holders of Series J Preferred Stock provided in this Section (i)(B) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series J Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section (h)(iv)(D).
1.    Supermajority Voting Rights – Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any Parity Stock that is Preferred Stock at the time outstanding, voting together as a class, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking senior to the shares of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be, with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Association.
2.    Supermajority Voting Rights for Series A Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series A Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series A Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series A Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series A Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series A Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series A Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
3.    Supermajority Voting Rights for Series C Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series C Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series C Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series C Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series C Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series C Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series C Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series C Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
4.    Supermajority Voting Rights for Series F Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series F Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series F Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series F Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series F Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series F Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series F Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series F Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
5.    Supermajority Voting Rights for Series G Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series G Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series G Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series G Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series G Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series G Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series G Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series G Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
6.    Supermajority Voting Rights for Series H Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series H Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series H Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series H Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series H Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series H Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series H Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series H Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
7.    Supermajority Voting Rights for Series I Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series I Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series I Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series I Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series I Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series I Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series I Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series I Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series I Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
8.    Supermajority Voting Rights for Series J Preferred Stock – Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series J Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Second Amended and Restated Articles of Association or of any articles of amendment creating Series J Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series J Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series J Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series J Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Association or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series J Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Association; (B) any change to the number of directors or classification of or number of classes of directors of the Association; and (C) the occurrence of a merger or consolidation involving the Association, so long as any of the shares of Series J Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series J Preferred Stock, taking into account that upon the occurrence of this event the Association may not be the surviving entity.
9.    Special Voting Right.

a)
Voting Right. If and whenever dividends on Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or any other class or series of Voting Parity Stock have not been declared and paid in an aggregate amount at least equal as to any such class or series to the amount of dividends payable on such class and series at its respective stated dividend rate for a period of six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the number of directors then constituting the Board of Directors shall be increased by two and the Holders of all classes and series of any Voting Parity Stock as to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock) will be entitled to vote together as a single class for the election of the two additional members of the Association’s Board of Directors (the “Preferred Directors”); provided that the election of such Preferred Directors must not cause the Association to violate any law of the United States or the implementing regulations and guidelines of the OCC, the listing standards of the Nasdaq Stock Market (or other exchange on which the Association’s securities may be listed) or the rules and regulations of any other regulatory or self-regulatory body. At no time will the Association’s Board of Directors include more than two Preferred Directors.

b)
Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Voting Parity Stock with respect to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock), called as provided herein. In the event of a Nonpayment, the Secretary of the Association, upon the written request of any holder of record of at least 20% of the outstanding shares of any Voting Parity Stock with respect to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock) addressed to the Secretary at the Association’s principal office, must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of all Voting Parity Stock with respect to which a Nonpayment exists for the election of the Preferred Directors to be elected by them as provided in Section (i)(B)(9)(c) below. So long as the voting rights granted pursuant to Section (i)(B)(9)(a) have not ceased, holders of any and all Voting Parity Stock with respect to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock), voting together as a single class, will continue to elect such directors at each subsequent annual meeting. The Preferred Directors shall each be entitled to one vote per director on any matter.

c)
Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Association’s Bylaws for a special meeting of the shareholders. If the Secretary of the Association does not call a special meeting within 20 days after receipt of any such request, then any holder of Series A Preferred Stock, any holder of Series C Preferred Stock, any holder of Series F Preferred Stock, any holder of Series G Preferred Stock, any holder of Series H Preferred Stock, any holder of Series I Preferred Stock or any holder of Series J Preferred Stock may (at the Association’s expense) call such meeting, upon notice as provided in this Section (i)(B)(9)(c), and for that purpose will have access to the stock register of the Association. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Association’s shareholders unless they have been previously terminated or removed pursuant to Section (i)(B)(9)(d).

d)
Termination; Removal; Vacancy. If and when full dividends have been paid for at least four quarterly dividend periods following a Nonpayment on any class or series of Voting Parity Stock with respect to which a Nonpayment exists or existed, the voting right granted pursuant to Section (i)(B)(9)(a) will cease with respect to that class or series (subject to revesting in the event of each subsequent Nonpayment). If and when full dividends have been paid for at least four quarterly dividend periods on all classes and series of Voting Parity Stock as to which a Nonpayment exists or existed, the terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically decreased by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of all classes and series of Voting Parity Stock with respect to which a Nonpayment then exists voting together as a single class. So long as the voting rights granted pursuant to Section (i)(B)(9)(a) remain in effect, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office or, if none remains in office, by the vote or consent of the holders of record of a majority of the outstanding shares of all classes and series of Voting Parity Stock with respect to which a Nonpayment then exists voting together as a single class, with the successor to serve until the next annual meeting of shareholders.

(C)    Conversion; Exchange. The holders of Series A Preferred Stock, the holders of Series C Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock, the holders of Series I Preferred Stock and the holders of Series J Preferred Stock shall not have any rights to convert such Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, respectively, into, or exchange such Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock for, shares of any other class of capital stock of the Association.
(D)    Other Issuances. Notwithstanding anything set forth in the Second Amended and Restated Articles of Association establishing the rights and preferences of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock to the contrary, the Board of Directors, or any authorized committee of the Board of Directors, without the vote or consent of the holders of Series A Preferred Stock, the holders of Series C Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock, the holders of Series I Preferred Stock or the holders of Series J Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section (i)(B), any class of securities ranking senior to Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock as to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Association.
(E)    Repurchase. Subject to applicable regulatory approval and the limitations imposed herein, the Association may purchase and sell Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Association shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Association is, or by such purchase would be, rendered undercapitalized, as that term is used in 12 CFR 6.4 or its successor provision.
(F)    Unissued or Reacquired Shares. Shares of Series A Preferred Stock, shares of Series C Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock, shares of Series H Preferred Stock, shares of Series I Preferred Stock and shares of Series J Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Association shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
(G)    No Sinking Fund. Shares of Series A Preferred Stock, shares of Series C Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock, shares of Series H Preferred Stock, shares of Series I Preferred Stock and shares of Series J Preferred Stock are not subject to the operation of a sinking fund.
5.    The Board of Directors shall consist of not less than five nor more than 25 persons, unless the OCC has exempted the Association from the 25-member limit. The number of directors will be determined in the manner set forth by the Bylaws.
Except with respect to any director who may be elected solely by the holders of any class or series of Preferred Stock, directors will be elected annually for terms of one year and will hold office until the next succeeding annual meeting. In all cases, directors will hold office until their respective successors are elected by the shareholders and have been qualified. Directors who may be elected solely by the holders of any classes or series of Preferred Stock will serve for such term or terms and under such other provisions as are specified under Article FOURTH.
A director may be removed at any time, but only by the affirmative vote of the holders of two-thirds of the issued and outstanding shares then entitled to vote at an election of directors.
6.    A majority of the members of the Board of Directors will be necessary and sufficient to constitute a quorum. The Board of Directors shall appoint one of its members president of this Association and one of its members chairperson of the Board of Directors and shall appoint a secretary who shall keep minutes of the directors and shareholders meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business and exercise the corporate powers of this Association.
The general management of the Association will rest with the Board of Directors, which may adopt such Bylaws as they deem proper, not inconsistent with these Articles or applicable law, and may appoint such committees and agents for the carrying out of the work of the Association as they deem for the best interests of the Association, and may invest such committees and agents with such powers in the management of the Association as the Board of Directors may deem for the best interests of the Association. The Board of Directors will have the power and authority to appoint and dismiss management, prescribe the duties of the officers of the Association, fix their salaries and generally conduct, control and regulate the Association’s business and its affairs.
7.    There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate on such day as determined by the Board of Directors.
In all elections of directors, each holder of Common Stock shall have the right to vote, in person or by proxy, each share of Common Stock owned by him for as many persons as there are directorships to be voted. There will be no right of cumulative voting for the election of directors. On all other questions, each holder of Common Stock shall be entitled to one vote for each share of Common Stock owned.
The Board of Directors, or any one or more shareholders owning, in the aggregate, not less than 51 percent of the votes entitled to be cast on any issue proposed to be considered at the meeting, may call a special meeting of shareholders at any time.
8.    Approval of Related Person Transactions. In addition to the requirements of the provisions of any series of preferred stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than 80% of the voting power of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any interest (other than only a proportionate interest as a shareholder of the Association); provided, however, that the 80% voting requirement shall not be applicable if (a) the Business Transaction is Duly Approved by the Continuing Directors, or (b) all of the following conditions are satisfied:
(a)    The Business Transaction is a merger or consolidation or sale of substantially all of the assets of the Association, and the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such merger or consolidation or the date of distribution to shareholders of the Association of the proceeds from such sale of assets) by holders of Common Stock of the Association (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person’s Highest Common Stock Purchase Price;
(b)    After such Related Person has become the Beneficial Owner of not less than 15% of the voting power of the Voting Stock and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (1) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than 10% of the voting power of the Voting Stock or (2) as a result of a pro rata stock dividend or stock split; and
(c)    Prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (1) received the benefit (other than only a proportionate benefit as a shareholder of the Association) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Association or any of its subsidiaries, (2) caused any material change in the Association’s business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Association or (3) except as Duly Approved by the Continuing Directors, caused the Association to fail to declare and pay quarterly cash dividends on the outstanding Common Stock on a per share basis at least equal to the cash dividends being paid thereon by the Association immediately prior to the date on which the Related Person became a Related Person.
(d)    Definitions. For the purpose of this Article EIGHTH:
(i)    The term “Business Transaction” shall mean (1) any merger or consolidation involving the Association or a subsidiary of the Association, (2) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the Association or of a subsidiary of the Association, (3) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of an entity to the Association or a subsidiary of the Association, (4) the issuance, sale, exchange or other disposition (in one transaction or a series of related transactions) by the Association or a subsidiary of the Association of any securities of the Association or any subsidiary of the Association having an aggregate fair market value of $5,000,000 or more, (5) any recapitalization or reclassification of the securities of the Association (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of Voting Securities outstanding, (6) any liquidation, spinoff, split-off, split-up or dissolution of the Association, and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.
(ii)    The term “Related Person” shall mean and include (1) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than 10% of the voting power of the Voting Stock or was the Beneficial Owner of not less than 10% of the voting power of the Voting Stock (a) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (b) at the time a resolution approving the Business Transaction was adopted by the Board of Directors or (c) as of the record date for the determination of shareholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (2) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term “Related Person” shall not include the Association, a wholly owned subsidiary of the Association, any employee stock ownership or other employee benefit plan of the Association or any wholly owned subsidiary of the Association, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.
(iii)    The term “Beneficial Owner” shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on February 21, 1986; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Voting Stock.
(iv)    The term “Highest Common Stock Purchase Price” shall mean the highest amount of consideration paid by such Related Person for a share of common stock of the Association (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) in the transaction which resulted in such Related Person becoming a Related Person or within one year prior to the date such Related Person became a Related Person, whichever is higher; provided, however, that the Highest Common Stock Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of Common Stock of the Association between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger or consolidation or the date of distribution to shareholders of the Association of the proceeds from the sale of substantially all of the assets of the Association referred to in Article EIGHTH, Section (a).
(v)    The term “Substantial Part” shall mean more than 20% of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity at the time the shareholders of the Association would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.
(vi)    In the event of a merger in which the Association is the surviving entity for the purpose of Article EIGHTH, Section (a), the phrase “property, securities or other consideration to be received” shall include, without limitation, Common Stock of the Association retained by its shareholders (other than such Related Person).
(vii)    The term “Voting Stock” shall mean all outstanding shares of capital stock of the Association entitled to vote generally in the election of directors, considered for the purpose of this Article EIGHTH as one class.
(viii)    The term “Continuing Director” shall mean a director who either was a member of the Board of Directors on February 21, 1986, or who became a director of the Association subsequent to such date and whose election, or nomination for election by the Association’s shareholders, was Duly Approved by the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Association on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a “Continuing Director” if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the Association).
(ix)    The term “Duly Approved by the Continuing Directors” shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.
(x)    The term “Affiliate,” used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.
(xi)    The term “Associate,” used to indicate a relationship with a specified person, shall mean (1) any corporation, partnership or other organization of which such specified person is an officer or partner; (2) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity; (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Association or any of its subsidiaries; and (4) any person who is a director, officer or partner of such specified person or of any corporation (other than the Association or any wholly owned subsidiary of the Association), partnership or other entity which is an Affiliate of such specified person.
(e)    For the purpose of this Article EIGHTH, so long as Continuing Directors constitute at least two-thirds of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (1) the number of shares of Voting Stock of which any person is the Beneficial Owner, (2) whether a person is a Related Person or is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (4) whether the assets subject to any Business Transaction constitute a Substantial Part, (5) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the Association), (6) whether a Related Person has, directly or indirectly, received the benefit or caused any of the changes or failure to pay dividends referred to in Article EIGHTH, Section (c), and (7) such other matters with respect to which a determination is required under this Article EIGHTH; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article EIGHTH.
(f)    Nothing contained in this Article EIGHTH shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.
(g)    The fact that any Business Transaction complies with the provisions of Article EIGHTH, Sections (a)-(c) shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the shareholders of the Association.
(h)    Notwithstanding any other provisions of the Second Amended and Restated Articles of Association or the Bylaws of the Association (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article EIGHTH may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the Voting Stock.
9.    The Association shall, to the maximum extent permitted by law, eliminate or limit the liability of directors to the Association or to its shareholders for monetary damages for any action taken or any failure to take action as a director, by an amendment to its Articles of Association, or by the adoption of a bylaw or resolution approved by the same percentage of shareholders as would be required to approve an amendment to the Articles of Association to include such provision. No such provision may eliminate or limit the liability of a director for:
(a)    the amount of a financial benefit received by a director to which the director is not entitled;
(b)    an intentional infliction of harm on the Association or the shareholders;
(c)    an unlawful distribution in violation of applicable law;
(d)    an intentional violation of criminal law; or
(e)    liability for any act or omission occurring prior to the date such a provision becomes effective.
10.    These Articles may be amended, altered, changed, or repealed in any manner prescribed by the National Bank Act; provided, however, an affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote will be required to amend, alter, change or repeal the third paragraph of Article FIFTH, or any provision of Article SIXTH or Article TENTH or any other provision of these Articles if the amendment, alteration, change or repeal would: (a) restrict, limit or alter the power or authority of the Board of Directors or any other officer or agent of the Association; (b) vest any powers of the Association in any other officer or agent other than the Board of Directors, or officers and agents appointed by or under the authority of the Board of Directors; (c) require the approval of any shareholders in order for the Board of Directors or any officer or agent to take any action; or (d) change the number of directors, the quorum requirements for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.
The undersigned does hereby acknowledge, under penalties of perjury, that this document is the act and deed of the Association, and that the facts herein stated are true.
DATED this 19th day of September, 2018.
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
By: /s/ Thomas E. Laursen

Name:	Thomas E. Laursen

Title:	Executive Vice President, General Counsel and Secretary